SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 3, 2011
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On January 3, 2011, Evergreen Solar, Inc. (the “Company”) entered into a dealer manager agreement (the “Agreement”) with Lazard Capital Markets LLC (“Lazard”), in connection with the Company’s (a) offers to exchange (the “Exchange Offers”) (1) an aggregate principal amount of up to $100,000,000 of new 4.0% Convertible Subordinated Additional Cash Notes due 2020 (the “New 4% Notes”) for an aggregate principal amount of up to $200,000,000 of its 4.0% Senior Convertible Notes due 2013 (the “Existing 4% Notes”) and (2) an aggregate principal amount of up to $165,000,000 of new 7.5% Convertible Senior Notes due 2017 (the “New 7.5% Notes,” and collectively with the New 4% Notes, the “New Notes”) for an aggregate principal amount of up to $165,000,000 of its 13.0% Convertible Senior Secured Notes due 2015 (the “Existing 13% Notes,” and collectively with the Existing 4% Notes, the “Existing Notes”) and (b) the solicitation of the consent (the “Consent Solicitation”) of holders of the requisite principal amount of Existing 13% Notes to amend certain terms of the indenture governing the Existing 13% Notes. Pursuant to the terms and conditions of the Agreement, Lazard will serve as the dealer manager and solicitation agent for the Exchange Offers and Consent Solicitation, and will receive a fee for its services in this capacity. The Company has agreed to reimburse Lazard for its reasonable out-of-pocket expenses incurred by Lazard in connection with its services as dealer manager and solicitation agent, including a portion of the reasonable fees and expenses of its legal counsel. The obligations of Lazard to perform its functions are subject to various conditions.
     Under the Agreement, the Company has agreed to indemnify Lazard against various liabilities, including various liabilities under the federal securities laws.
     In the ordinary course of their businesses, Lazard, Lazard Frères & Co. LLC and their respective affiliates may at any time hold long or short positions, and may trade for their own account or the accounts of customers, in the Company's securities, including in the Existing Notes and the New Notes. To the extent that Lazard, Lazard Frères & Co. LLC and their respective affiliates own Existing Notes during the Exchange Offers and Consent Solicitation, they may tender such Existing Notes pursuant to the terms of the Exchange Offers and Consent Solicitation. Such participation, if any, will be on the same terms and subject to the same conditions set forth in the prospectus filed with the Securities and Exchange Commission on January 3, 2011 pursuant to Rule 424(b) and forming a part of the Company’s Registration Statement on Form S-4/A filed with the Securities and Exchange Commission on December 30, 2010, applicable to other holders of the Existing Notes.
     The foregoing discussion of the Agreement and its terms does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and is incorporated in its entirety into this disclosure by reference.
Item 8.01 Other Events.
     On January 3, 2011, the Company issued a press release announcing the commencement of the Exchange Offers and Consent Solicitation and that the Company has set January 31, 2011 as the date of the special meeting of stockholders to, among other things, approve the issuance of the New Notes. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in its entirety into this disclosure by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

No.	Description
1.1	Dealer Manager Agreement, dated as of January 3, 2011, by and between Evergreen Solar, Inc. and Lazard Capital Markets LLC

99.1	Press Release dated January 3, 2011, of Evergreen Solar, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Solar, Inc.
By:	/s/ Michael El-Hillow
Name:	Michael El-Hillow
Title:	President and Chief Executive Officer

Dated: January 3, 2011